EX.99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Altaba Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Altaba Inc. for the period ended June 30, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Altaba Inc. for the stated period.

/s/ Thomas J. McInerney	/s/ Alexi A. Wellman
Thomas J. McInerney	Alexi A. Wellman
Chief Executive Officer, Altaba Inc.	Chief Financial and Accounting Officer, Altaba Inc.

Dated: August 25, 2020

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Altaba Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.